Exhibit 99.1

FOR IMMEDIATE RELEASE
 .
NICOLET BANKSHARES, INC. ANNOUNCES RECORD QUARTERLY NET INCOME FOR SECOND QUARTER 2025

•Record quarterly net income of $36 million for second quarter 2025, compared to net income of $33 million in prior quarter, and net income of $29 million for second quarter 2024
•Quarterly return on average assets of 1.62%, the highest level since the March 2023 balance sheet restructuring
•Quarterly net interest margin of 3.72%, an increase of 14 bps over the first quarter
•Solid quarter-over-quarter loan growth of $94 million (5.6% annualized) and core deposit growth of $68 million (4.1% annualized)
•Repurchased 257,402 common shares for $30 million during second quarter 2025

Green Bay, Wisconsin, July 15, 2025 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced record quarterly net income of $36 million for second quarter 2025 and earnings per diluted common share of $2.34, compared to net income of $33 million and earnings per diluted common share of $2.08 for first quarter 2025, and net income of $29 million and earnings per diluted common share of $1.92 for second quarter 2024.

“Our quarterly results again demonstrated strong performance and continued consistency in a volatile market,” said Mike Daniels, Chairman, President, and CEO of Nicolet. “What we saw in the second quarter is a testament to the tenacity and vibrancy of our customers and the markets we serve. Loan growth continued at a healthy pace, as did core deposits. Mortgage revenues also saw their seasonal growth return, driven by housing demand in the upper Midwest. Our net interest margin continued to grow at a healthy pace as rates remained stable, and our profitability metrics are likely to place us near the top decile of community banks. Overall, it was a very solid quarter for us.”

“These results aren’t happening because of one or two big things, but rather a thousand little things done by nearly a thousand people who show up each day and matter to their customers and communities,” Daniels continued. “I am impressed but not surprised by our mid-year results. Our people truly embrace the challenge of finding a way to make a meaningful impact. We remain focused at all levels of Nicolet to keep this momentum going and continue to create shared success for our customers, communities, shareholders, and each other.”

Balance Sheet Review
At June 30, 2025, period end assets were $8.9 billion, a decrease of $44 million from March 31, 2025, mostly from lower cash balances. Total loans increased $94 million from March 31, 2025 (mostly in commercial-based loans), while total deposits of $7.5 billion at June 30, 2025, decreased $31 million from March 31, 2025, including a $99 million decrease in brokered deposits partly offset by a $68 million increase in customer (core) deposits. Long-term borrowings decreased $22 million from the prior quarter due to the redemption of a subordinated note issuance. Total capital was $1.2 billion at June 30, 2025, an increase of $7 million over March 31, 2025, with solid earnings and favorable movements in the securities portfolio market valuation partly offset by common stock repurchases and the quarterly common stock dividend.

Asset Quality
Nonperforming assets were $29 million and represented 0.32% of total assets at June 30, 2025, down slightly from 0.33% of total assets at March 31, 2025 and 0.34% of total assets at June 30, 2024. The allowance for credit losses-loans was $68 million and represented 1.00% of total loans at June 30, 2025, compared to $67 million (or 1.00% of total loans) at March 31, 2025, and $65 million (or 1.00% of total loans) at June 30, 2024. Asset quality trends remain solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net income was $36 million for second quarter 2025, compared to net income of $33 million for first quarter 2025.

Net interest income was $75 million for second quarter 2025, $4 million higher than first quarter 2025, primarily due to solid loan growth. Interest income increased $5 million between the sequential quarters, while interest expense increased $1 million. The net interest margin for second quarter 2025 was 3.72%, up 14 bps from 3.58% for first quarter 2025. The yield on interest-earning assets increased 15 bps (to 5.82%), while the cost of interest-bearing liabilities for second quarter 2025 increased 3 bps (to 2.86%).

Noninterest income of $21 million for second quarter 2025 increased $2 million from first quarter 2025, mostly due to seasonal improvements in net mortgage income and favorable market valuations on the nonqualified deferred compensation plan assets. Wealth income decreased $0.2 million, while card interchange income increased $0.4 million.

Noninterest expense of $50 million for second quarter 2025 increased $2 million from first quarter 2025. Personnel expense increased $3 million from higher incentives (commensurate with solid quarterly earnings) and higher market valuations on the nonqualified deferred compensation plan liabilities, while non-personnel related expenses combined decreased $1 million (mostly lower marketing).

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches primarily in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations and financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Assets
Cash and due from banks	$129,607	$105,085	$115,943	$124,076	$109,674
Interest-earning deposits	293,031	467,095	420,104	303,908	298,856
Cash and cash equivalents	422,638	572,180	536,047	427,984	408,530
Securities available for sale, at fair value	849,253	838,105	806,415	825,907	799,937
Other investments	59,594	58,627	62,125	63,632	64,720
Loans held for sale	9,955	8,092	7,637	11,121	9,450
Loans	6,839,141	6,745,598	6,626,584	6,556,840	6,529,134
Allowance for credit losses - loans	(68,408)	(67,480)	(66,322)	(65,785)	(65,414)
Loans, net	6,770,733	6,678,118	6,560,262	6,491,055	6,463,720
Premises and equipment, net	123,723	125,274	126,979	123,585	120,988
Bank owned life insurance (“BOLI”)	189,342	187,902	186,448	185,011	171,972
Goodwill and other intangibles, net	385,107	386,588	388,140	389,727	391,421
Accrued interest receivable and other assets	120,464	120,336	122,742	119,096	126,279
Total assets	$8,930,809	$8,975,222	$8,796,795	$8,637,118	$8,557,017

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$1,800,335	$1,689,129	$1,791,228	$1,839,617	$1,764,806
Interest-bearing deposits	5,741,338	5,883,061	5,612,456	5,420,380	5,476,272
Total deposits	7,541,673	7,572,190	7,403,684	7,259,997	7,241,078
Long-term borrowings	134,340	156,563	161,387	161,210	162,433
Accrued interest payable and other liabilities	64,698	63,201	58,826	66,584	62,093
Total liabilities	7,740,711	7,791,954	7,623,897	7,487,791	7,465,604
Stockholders' Equity:
Common stock	149	152	154	151	150
Additional paid-in capital	601,625	630,340	655,540	647,934	639,159
Retained earnings	625,243	594,068	565,772	535,638	507,366
Accumulated other comprehensive income (loss)	(36,919)	(41,292)	(48,568)	(34,396)	(55,262)
Total stockholders' equity	1,190,098	1,183,268	1,172,898	1,149,327	1,091,413
Total liabilities and stockholders' equity	$8,930,809	$8,975,222	$8,796,795	$8,637,118	$8,557,017

Common shares outstanding	14,924,086	15,149,341	15,356,785	15,104,381	14,945,598

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Interest income:
Loans, including loan fees	$105,976	$100,666	$100,605	$100,824	$97,975	$206,642	$191,623
Taxable investment securities	6,027	5,560	5,369	5,211	5,056	11,587	9,613
Tax-exempt investment securities	1,017	1,049	1,073	1,095	1,152	2,066	2,390
Other interest income	4,618	5,466	5,787	5,492	4,695	10,084	9,283
Total interest income	117,638	112,741	112,834	112,622	108,878	230,379	212,909
Interest expense:
Deposits	40,472	39,465	39,138	42,060	41,386	79,937	80,376
Short-term borrowings	—	—	—	2	—	—	—
Long-term borrowings	2,057	2,070	2,146	2,194	2,150	4,127	4,384
Total interest expense	42,529	41,535	41,284	44,256	43,536	84,064	84,760
Net interest income	75,109	71,206	71,550	68,366	65,342	146,315	128,149
Provision for credit losses	1,050	1,500	1,000	750	1,350	2,550	2,100
Net interest income after provision for credit losses	74,059	69,706	70,550	67,616	63,992	143,765	126,049
Noninterest income:
Wealth management fee income	6,811	6,975	7,208	7,085	6,674	13,786	13,159
Mortgage income, net	2,907	1,926	3,326	2,853	2,634	4,833	3,998
Service charges on deposit accounts	1,962	2,025	1,877	1,913	1,813	3,987	3,394
Card interchange income	3,699	3,337	3,541	3,564	3,458	7,036	6,556
BOLI income	1,429	1,420	1,421	1,455	1,225	2,849	2,572
Asset gains (losses), net	(199)	(354)	510	1,177	616	(553)	2,525
Deferred compensation plan asset market valuations	1,437	45	(192)	1,162	169	1,482	228
LSR income, net	950	1,057	1,064	1,090	1,117	2,007	2,251
Other noninterest income	1,637	1,792	2,103	2,079	1,903	3,429	4,348
Total noninterest income	20,633	18,223	20,858	22,378	19,609	38,856	39,031
Noninterest expense:
Personnel expense	29,114	26,521	26,682	28,937	26,285	55,635	52,795
Occupancy, equipment and office	9,104	9,330	8,685	8,826	8,681	18,434	17,625
Business development and marketing	1,593	2,100	2,325	1,823	2,040	3,693	4,182
Data processing	4,682	4,525	4,668	4,535	4,281	9,207	8,551
Intangibles amortization	1,481	1,552	1,587	1,694	1,762	3,033	3,595
FDIC assessments	1,029	940	990	990	990	1,969	2,023
Other noninterest expense	2,916	2,819	3,268	2,343	2,814	5,735	5,229
Total noninterest expense	49,919	47,787	48,205	49,148	46,853	97,706	94,000
Income before income tax expense	44,773	40,142	43,203	40,846	36,748	84,915	71,080
Income tax expense	8,738	7,550	8,723	8,330	7,475	16,288	14,017
Net income	$36,035	$32,592	$34,480	$32,516	$29,273	$68,627	$57,063
Earnings per common share:
Basic	$2.40	$2.14	$2.25	$2.16	$1.96	$4.53	$3.82
Diluted	$2.34	$2.08	$2.19	$2.10	$1.92	$4.42	$3.74
Common shares outstanding:
Basic weighted average	15,029	15,256	15,297	15,052	14,937	15,142	14,922
Diluted weighted average	15,431	15,647	15,710	15,479	15,276	15,538	15,263

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except share & per share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Selected Average Balances:
Loans	$6,833,236	$6,710,206	$6,581,059	$6,542,532	$6,496,732	$6,772,060	$6,447,785
Investment securities	900,469	886,010	884,376	873,212	881,190	893,280	882,982
Interest-earning assets	8,140,178	8,078,997	7,946,309	7,824,773	7,733,097	8,109,756	7,681,109
Cash and cash equivalents	423,272	497,865	493,237	431,632	374,176	460,363	369,276
Goodwill and other intangibles, net	385,735	387,260	388,824	390,453	392,171	386,494	393,066
Total assets	8,909,653	8,849,412	8,716,611	8,596,812	8,481,186	8,879,698	8,430,891
Deposits	7,504,224	7,446,107	7,314,632	7,247,321	7,183,777	7,475,325	7,148,373
Interest-bearing liabilities	5,972,117	5,953,083	5,667,803	5,653,259	5,658,642	5,962,651	5,584,262
Stockholders’ equity (common)	1,183,316	1,178,868	1,163,477	1,118,242	1,070,379	1,181,104	1,059,487
Selected Ratios: (1)
Book value per common share	$79.74	$78.11	$76.38	$76.09	$73.03	$79.74	$73.03
Tangible book value per common share (2)	$53.94	$52.59	$51.10	$50.29	$46.84	$53.94	$46.84
Return on average assets	1.62%	1.49%	1.57%	1.50%	1.39%	1.56%	1.36%
Return on average common equity	12.21	11.21	11.79	11.57	11.00	11.72	10.83
Return on average tangible common equity (2)	18.12	16.70	17.71	17.77	17.36	17.42	17.22
Average equity to average assets	13.28	13.32	13.35	13.01	12.62	13.30	12.57
Stockholders’ equity to assets	13.33	13.18	13.33	13.31	12.75	13.33	12.75
Tangible common equity to tangible assets (2)	9.42	9.28	9.33	9.21	8.57	9.42	8.57
Net interest margin *	3.72	3.58	3.61	3.51	3.42	3.65	3.37
Efficiency ratio	51.79	52.94	52.17	54.57	55.24	52.34	56.75
Effective tax rate	19.52	18.81	20.19	20.39	20.34	19.18	19.72
Selected Asset Quality Information:
Nonaccrual loans	$27,735	$28,325	$28,419	$25,565	$27,838	$27,735	$27,838
Other real estate owned	881	946	693	859	1,147	881	1,147
Nonperforming assets	$28,616	$29,271	$29,112	$26,424	$28,985	$28,616	$28,985
Net loan charge-offs (recoveries)	$372	$342	$363	$379	$283	$714	$296
Allowance for credit losses-loans to loans	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Net charge-offs to average loans (1)	0.02	0.02	0.02	0.02	0.02	0.02	0.01
Nonperforming loans to total loans	0.41	0.42	0.43	0.39	0.43	0.41	0.43
Nonperforming assets to total assets	0.32	0.33	0.33	0.31	0.34	0.32	0.34
Stock Repurchase Information: (3)
Common stock repurchased ($)	$29,989	$26,047	$10,137	$—	$—	$56,036	$—
Common stock repurchased (shares)	257,402	233,207	92,440	—	—	490,609	—
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of selected net interest margin components from actual/360 to actual/actual to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for this change in methodology. There was no change to the reported average balances or interest recognized.
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Period End Loan Composition
Commercial & industrial	$1,412,621	$1,409,320	$1,319,763	$1,351,516	$1,358,152
Owner-occupied commercial real estate (“CRE”)	963,278	949,107	940,367	920,533	941,137
Agricultural	1,346,924	1,329,807	1,322,038	1,261,152	1,224,885
Commercial	3,722,823	3,688,234	3,582,168	3,533,201	3,524,174
CRE investment	1,231,423	1,225,490	1,221,826	1,226,982	1,198,020
Construction & land development	298,122	273,007	239,694	231,694	247,565
Commercial real estate	1,529,545	1,498,497	1,461,520	1,458,676	1,445,585
Commercial-based loans	5,252,368	5,186,731	5,043,688	4,991,877	4,969,759
Residential construction	88,152	91,321	96,110	85,811	90,904
Residential first mortgage	1,205,841	1,194,116	1,196,158	1,194,574	1,190,790
Residential junior mortgage	249,406	235,096	234,634	223,456	218,512
Residential real estate	1,543,399	1,520,533	1,526,902	1,503,841	1,500,206
Retail & other	43,374	38,334	55,994	61,122	59,169
Retail-based loans	1,586,773	1,558,867	1,582,896	1,564,963	1,559,375
Total loans	$6,839,141	$6,745,598	$6,626,584	$6,556,840	$6,529,134

Period End Deposit Composition
Noninterest-bearing demand	$1,800,335	$1,689,129	$1,791,228	$1,839,617	$1,764,806
Interest-bearing demand	1,266,507	1,239,075	1,168,560	1,035,593	1,093,621
Money market	1,900,639	1,988,648	1,942,367	1,928,977	1,963,559
Savings	805,300	794,223	774,707	763,024	762,529
Time	1,768,892	1,861,115	1,726,822	1,692,786	1,656,563
Total deposits	$7,541,673	$7,572,190	$7,403,684	$7,259,997	$7,241,078
Brokered transaction accounts	$307,527	$249,537	$163,580	$159,547	$250,109
Brokered time deposits	450,948	607,725	586,852	549,907	557,657
Total brokered deposits	$758,475	$857,262	$750,432	$709,454	$807,766
Customer transaction accounts	$5,465,254	$5,461,538	$5,513,282	$5,407,664	$5,334,406
Customer time deposits	1,317,944	1,253,390	1,139,970	1,142,879	1,098,906
Total customer deposits (core)	$6,783,198	$6,714,928	$6,653,252	$6,550,543	$6,433,312

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,833,236	$106,103	6.23%	$6,710,206	$100,804	6.08%	$6,496,732	$98,086	6.07%
Investment securities (2)	900,469	7,371	3.27%	886,010	6,951	3.14%	881,190	6,579	2.99%
Other interest-earning assets	406,473	4,618	4.56%	482,781	5,466	4.58%	355,175	4,695	5.31%
Total interest-earning assets	8,140,178	$118,092	5.82%	8,078,997	$113,221	5.67%	7,733,097	$109,360	5.68%
Other assets, net	769,475			770,415			748,089
Total assets	$8,909,653			$8,849,412			$8,481,186
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$5,001,714	$31,677	2.54%	$5,001,535	$30,783	2.50%	$4,665,195	$31,713	2.73%
Brokered deposits	814,789	8,795	4.33%	790,460	8,682	4.45%	831,100	9,673	4.68%
Total interest-bearing deposits	5,816,503	40,472	2.79%	5,791,995	39,465	2.76%	5,496,295	41,386	3.03%
Wholesale funding	155,614	2,057	5.30%	161,088	2,070	5.21%	162,347	2,150	5.33%
Total interest-bearing liabilities	5,972,117	$42,529	2.86%	5,953,083	$41,535	2.83%	5,658,642	$43,536	3.09%
Noninterest-bearing demand deposits	1,687,721			1,654,112			1,687,482
Other liabilities	66,499			63,349			64,683
Stockholders' equity	1,183,316			1,178,868			1,070,379
Total liabilities and stockholders' equity	$8,909,653			$8,849,412			$8,481,186
Net interest income and rate spread		$75,563	2.96%		$71,686	2.84%		$65,824	2.59%
Net interest margin			3.72%			3.58%			3.42%
Loan purchase accounting accretion (3)		$1,475	0.09%		$1,475	0.09%		$1,527	0.08%
Loan nonaccrual interest (3)		$(26)	0.00%		$(304)	(0.02)%		$329	0.02%

	For the Six Months Ended
	June 30, 2025			June 30, 2024
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate *	Balance	Interest	Rate *
ASSETS
Total loans (1) (2)	$6,772,060	$206,907	6.15%	$6,447,785	$191,830	5.98%
Investment securities (2)	893,280	14,322	3.21%	882,982	12,776	2.89%
Other interest-earning assets	444,416	10,084	4.57%	350,342	9,283	5.32%
Total interest-earning assets	8,109,756	$231,313	5.74%	7,681,109	$213,889	5.59%
Other assets, net	769,942			749,782
Total assets	$8,879,698			$8,430,891
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$5,001,624	$62,460	2.52%	$4,664,932	$62,969	2.71%
Brokered deposits	802,691	17,477	4.39%	755,612	17,407	4.63%
Total interest-bearing deposits	5,804,315	79,937	2.78%	5,420,544	80,376	2.98%
Wholesale funding	158,336	4,127	5.26%	163,718	4,384	5.38%
Total interest-bearing liabilities	5,962,651	$84,064	2.84%	5,584,262	$84,760	3.05%
Noninterest-bearing demand deposits	1,671,010			1,727,829
Other liabilities	64,933			59,313
Stockholders' equity	1,181,104			1,059,487
Total liabilities and stockholders' equity	$8,879,698			$8,430,891
Net interest income and rate spread		$147,249	2.90%		$129,129	2.54%
Net interest margin			3.65%			3.37%
Loan purchase accounting accretion (3)		$2,950	0.09%		$3,055	0.08%
Loan nonaccrual interest (3)		$(330)	(0.01)%		$88	—%
* During fourth quarter 2024, Nicolet changed the annualization methodology utilized for the calculation of selected net interest margin components from actual/360 to actual/actual to be more consistent with the methodology typically used by peer banks and to cause quarterly results to be more consistent with annual results. Prior periods have been restated for this change in methodology. There was no change to the reported average balances or interest recognized.
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion and Loan nonaccrual interest included in Total loans interest above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	For the Three Months Ended					For the Six Months Ended
(In thousands, except per share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Adjusted net income reconciliation: (1)
Net income (GAAP)	$36,035	$32,592	$34,480	$32,516	$29,273	$68,627	$57,063
Adjustments:
Assets (gains) losses, net (2)	199	354	(510)	(1,177)	(616)	553	(2,525)
Adjustments subtotal	199	354	(510)	(1,177)	(616)	553	(2,525)
Tax on Adjustments (3)	39	69	(99)	(230)	(120)	108	(492)
Adjusted net income (Non-GAAP)	$36,195	$32,877	$34,069	$31,569	$28,777	$69,072	$55,030
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$2.34	$2.08	$2.19	$2.10	$1.92	$4.42	$3.74
Adjusted Diluted earnings per common share (Non-GAAP)	$2.35	$2.10	$2.17	$2.04	$1.88	$4.45	$3.61
Tangible assets: (4)
Total assets	$8,930,809	$8,975,222	$8,796,795	$8,637,118	$8,557,017
Goodwill and other intangibles, net	385,107	386,588	388,140	389,727	391,421
Tangible assets	$8,545,702	$8,588,634	$8,408,655	$8,247,391	$8,165,596
Tangible common equity: (4)
Stockholders’ equity (common)	$1,190,098	$1,183,268	$1,172,898	$1,149,327	$1,091,413
Goodwill and other intangibles, net	385,107	386,588	388,140	389,727	391,421
Tangible common equity	$804,991	$796,680	$784,758	$759,600	$699,992
Tangible average common equity: (4)
Average stockholders’ equity (common)	$1,183,316	$1,178,868	$1,163,477	$1,118,242	$1,070,379	$1,181,104	$1,059,487
Average goodwill and other intangibles, net	385,735	387,260	388,824	390,453	392,171	386,494	393,066
Average tangible common equity	$797,581	$791,608	$774,653	$727,789	$678,208	$794,610	$666,421
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Includes the gains / (losses) on other assets and investments.
(3)Assumes an effective tax rate of 19.5%.
(4)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.